Exhibit 99.1

FOR IMMEDIATE RELEASE

January 17, 2006

CONTACT:	Ronald J. Domanico Senior Vice President and Chief Financial Officer (770) 948-3101

CARAUSTAR INDUSTRIES, INC. ANNOUNCES SALE OF PARTNERSHIP

INTEREST IN STANDARD GYPSUM, L.P. TO TEMPLE-INLAND

PROCEEDS TO RETIRE DEBT AND INVEST IN CORE GROWTH BUSINESSES

(Caraustar to host conference call and webcast

Wednesday, January 18, 2006 10:00 a.m. EST)

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ Symbol: CSAR) today announced that as part of a strategic transformation plan, it has sold its fifty-percent partnership interest in Standard Gypsum, L.P. (“Standard”) to Temple-Inland Inc. (NYSE Symbol: TIN), the joint venture partner, for $150 million plus Temple-Inland’s assumption of Caraustar’s portion of Standard’s debt in the amount of $28.1 million. The transaction provides for the elimination of $29.5 million in letters of credit that guaranteed Caraustar’s portion of Standard’s debt, and which had reduced availability under Caraustar’s revolving credit facility.

Caraustar expects to be able to retire more than half of its existing long-term debt with proceeds from the Standard transaction, along with expected proceeds from the previously announced exit from the coated recycled boxboard (CRB) mill and the specialty contract packaging businesses, existing cash and expanded availability under the company’s revolving credit facility.

Caraustar intends to expand its market leadership in providing lightweight and specialty gypsum facing paper to the wallboard industry through increased state-of-the art capacity and superior products at competitive costs. At the same time, the company expects to reinforce its leading positions in uncoated recycled boxboard (URB) and converted products through highly disciplined capital investment and “bolt-on” acquisitions.

• P. O. BOX 115 • AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX • 5000 AUSTELL-POWDER SPRINGS ROAD • SUITE 300

AUSTELL, GA 30106-3227 • PHONE 770 . 948 . 3101

www.caraustar.com

January 17, 2006

Caraustar Industries, Inc.

Caraustar’s president and chief executive officer, Michael J. Keough, commented, “We continue working diligently to strategically transform the company. We have identified the businesses that we believe will be the most effective platforms to achieve disciplined, sustainable and profitable growth. We intend to provide a more flexible capital structure and improve the efficiency of our operations and infrastructure. The sale of Caraustar’s interest in Standard represents significant progress in our transformation and our continuing efforts to maximize shareholder value.”

UBS Investment Bank acted as financial advisor to Caraustar Industries, Inc. in the Standard transaction.

Attached to this press release, for informational purposes only, are summary unaudited historical financial data on Caraustar’s previously announced intention to exit from the coated recycled boxboard and specialty contract packaging businesses and its recently completed sale of its corrugated packaging business (Hunt Valley). Pro forma financial statements for the Standard sale will simultaneously be filed on Form 8-K as required by the SEC.

Caraustar will be hosting a conference call and webcast to discuss the transformation plan beginning at 10:00 a.m. (EST) Wednesday, January 18, 2006. In order to listen to the webcast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper; and specialty paperboard products.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: uncertainties as to the timing or satisfaction of conditions to closing of the company’s expected sale of its CRB mill system and specialty contract packaging businesses and its ability to sell other related facilities: uncertainties regarding the terms and conditions, if any, upon which the company is able to obtain an expanded revolving credit facility; the competitive environment in the paper industry and competition, customer and vendor responses to the company’s proposed strategic transformation plan; and uncertainties

- more -

January 17, 2006

Caraustar Industries, Inc.

regarding the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue. Additional risk factors relating to Caraustar that could cause actual results to differ from those expressed or implied by the company’s forward looking statements are contained in Caraustar’s most recent Forms 10-K and 10-Q and 8-K filed with, or furnished to, the Securities and Exchange Commission. Caraustar undertakes no obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

###

Caraustar Industries, Inc.

Unaudited Selected Financial Data

As of and for the Nine Months Ended September 30, 2005

	CRB Mills	Hunt Valley	Specialty Contract Packaging	Total	Acquired Facility Charlotte Carton Plant
Balance Sheet Data:
Inventory	$7,675,266	$1,704,121	$3,698,563	$13,077,950	$2,201,908
Accounts Receivable	12,407,604	3,260,494	9,095,344	24,763,442	2,382,571
Accounts Payable	9,948,416	1,850,379	5,150,644	16,949,439	1,722,785

Net Working Capital	10,134,454	3,114,236	7,643,263	20,891,953	2,861,694
Fixed Assets, Net	114,473,861	11,474,019	13,627,582	139,575,462	6,506,000
Estimated Goodwill	9,500,000	3,400,000	2,200,000	15,100,000	—

Statement of Operations Data:
External Sales	$77,467,265	$26,739,532	$37,314,972	$141,521,769	$14,676,000
Selling & General Administrative Expenses	10,987,979	3,209,548	5,760,820	19,958,347	1,798,000
Income (Loss) from Operations (A)	(10,326,332)	(1,248,060)	662,985	(10,911,407)	1,374,000
Depreciation expense (B)	5,243,000	475,000	651,000	6,369,000	1,318,000
EBITDA (A) + (B)	(5,083,332)	(773,060)	1,313,985	(4,542,407)	2,692,000

Note: The balances and results above are presented for informational purposes only and are not necessarily indicative of future results. In fact, some costs such as allocated information technology, allocated shared services and other allocated costs included in the results above will not be eliminated and will be retained as an ongoing cost of the Company. EBITDA presented above is

income	(loss) from operations plus depreciation expense.

Caraustar Industries, Inc.

Unaudited Selected Financial Data

As of and for the Year Ended December 31, 2004

	CRB Mills	Hunt Valley	Specialty Contract Packaging	Total	Acquired Facility Charlotte Carton Plant
Balance Sheet Data:
Inventory	$7,533,121	$3,666,592	$3,187,424	$14,387,137	(1)
Accounts Receivable	9,576,012	2,947,119	4,750,590	17,273,721	(1)
Accounts Payable	8,520,754	1,368,481	2,975,784	12,865,019	(1)

Net Working Capital	8,588,379	5,245,230	4,962,230	18,795,839	(1)
Fixed Assets, Net	118,331,392	11,914,534	13,804,484	144,050,410	(1)
Estimated Goodwill	9,500,000	3,400,000	2,200,000	15,100,000	(1)
					—
Statement of Operations Data:
External Sales	$96,516,487	$35,335,641	$39,733,100	$171,585,228	$19,314,000
Selling & General Administrative Expenses	14,329,908	3,775,732	5,665,713	23,771,353	1,491,000
Loss from Operations (A)	(10,510,435)	(990,502)	(1,914,761)	(13,415,698)	(171,000)
Depreciation expense (B)	7,705,000	624,000	889,000	9,218,000	1,870,000
EBITDA (A) + (B)	(2,805,435)	(366,502)	(1,025,761)	(4,197,698)	1,699,000

(1)	Balance sheet data is not available.

Note: The balances and results above are presented for informational purposes only and are not necessarily indicative of future results. In fact, some costs such as allocated information technology, allocated shared services and other allocated costs included in the results above will not be eliminated and will be retained as an ongoing cost of the Company. EBITDA presented above is income (loss) from operations plus depreciation expense.